UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 23, 2020 (December 17, 2020)
Date of Report (date of earliest event reported)

CLARIVATE PLC
(Exact name of registrant as specified in its charter)
Jersey, Channel Islands
(State or other jurisdiction of incorporation or organization)

001-38911	N/A
(Commission File Number)	(I.R.S. Employer Identification No.)

Friars House 160 Blackfriars Road
London	SE1 8EZ
United Kingdom
(Address of Principal Executive Offices)
(44) 207-433-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	CCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On December 17, 2020, Clarivate Plc (“Clarivate”) made a one-time grant of performance share units to certain key employees, including its named executive officers, which are eligible to vest based upon Clarivate’s three-year total shareholder return (“TSR”) as compared to the TSR of the S&P 500 for the same period (the “TSR PSUs”).

In awarding the TSR PSUs, the Human Resources and Compensation Committee (the “HRCC”) considered the need to continue to align the interests of our named executive officers with those of Clarivate’s shareholders and to compensate our named executive officers for the significant value created for shareholders in 2020. In addition, the HRCC considered the effects of the Covid-19 pandemic on the value of the performance share units granted to our named executive officers earlier in 2020, which are eligible to vest based on the achievement of certain three-year financial performance metrics with a modifier of relative TSR as compared to the S&P 500 (the “Original PSUs”). In choosing the primary performance goals for the Original PSUs, the HRCC had not anticipated the Covid-19 pandemic and its impact on certain elements of performance, which significantly reduced the anticipated value of the Original PSUs.

The TSR PSUs cover the period January 1, 2020 to December 31, 2022 and have a payout range of 0% to 120% of target. TSR at the 62.5th percentile is required to earn a target (100%) award. No TSR PSUs can be earned unless Clarivate’s TSR exceeds the 50th percentile. If aggregate TSR over the period is negative, then payout of the TSR PSUs is capped at 100% of target. In addition, subject to a threshold financial performance requirement, the TSR PSUs will be forfeited in their entirety. If the employment of one of our named executive officers terminates prior to the conclusion of the performance period, the TSR PSUs will also be forfeited in their entirety. Notwithstanding the forgoing, if a named executive officer is involuntarily terminated in the twelve months following a change in control of Clarivate, the TSR PSUs will accelerate at maximum performance; provided that the named executive officer has not received any value with respect to the Original PSUs either prior to or in connection with such termination of employment. For the avoidance of doubt, no value will be realized by our named executive officers with respect to the TSR PSUs to the extent any payments are made under the Original PSUs.

The following table sets forth the target value of the TSR PSUs granted to each of our named executive officers.

Executive	Target Award (Units)
Jerre Stead	150,225
Richard Hanks	23,472
Mukhtar Ahmed	23,472
Jeff Roy	23,472
Stephen Hartman	5,633

The descriptions of the TSR PSUs are qualified in their entirety by the text of Form of TSR PSU Grant Notice and Award Agreement filed herewith and incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.1	Form of TSR PSU Grant Notice and Award Agreement
104	Cover page of this Current Report on Form 8-K formatter in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: December 23, 2020	By:	/s/ Richard Hanks
	Name:	Richard Hanks
	Title:	Chief Financial Officer